UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): February 17, 2016

EMMIS COMMUNICATIONS CORPORATION
(Exact name of registrant as specified in its
charter)

INDIANA
(State of incorporation or organization)

0-23264
(Commission file number)

35‑1542018
(I.R.S. Employer
Identification No.)

ONE EMMIS PLAZA
40 MONUMENT CIRCLE
SUITE 700
INDIANAPOLIS, INDIANA 46204
(Address of principal executive offices)

(317) 266-0100
(Registrant’s Telephone Number,
Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.	Material Modification to Rights of Security Holders.
On February 17, 2016, Emmis Communications Corporation (“we,” “Emmis” or the “Company”) filed amendments (the “Amendments”) to its Second Amended and Restated Articles of Incorporation (the “Articles”) that modify the rights of holders of the Company’s 6.25% Series A Non-Cumulative Convertible Preferred Stock (the “Preferred Stock”). The Amendments (i) add a provision that will cause a mandatory conversion of all issued and outstanding shares of Preferred Stock into Class A Common Stock of the Company at a ratio of 2.80 shares of Class A Common Stock for each share of Preferred Stock, effective as of the fifth business day after any delisting of the Preferred Stock from Nasdaq is effective and (ii) change the conversion ratio for optional conversions of shares of Preferred Stock into Class A Common Stock to 2.80 shares of Class A Common Stock for each share of Preferred Stock.

Certain Effects of the Amendments

With the Amendments effective, the holders of Preferred Stock are now entitled to convert their shares of Preferred Stock into shares of Class A Common Stock at a rate of 2.80 shares of Class A Common Stock for each share of Preferred Stock at any time at the option of the holder. In addition, on the fifth business day after any delisting of the Preferred Stock by Nasdaq has become effective, each outstanding share of the Preferred Stock will be automatically converted into 2.80 shares of Class A Common Stock per share of Preferred Stock. Any accumulated but undeclared dividends on the Preferred Stock are automatically cancelled upon any such conversion. The 2.80 share conversion ratio of the Preferred Stock arises from an initial conversion price of $17.857 per share of Preferred Stock and is subject to adjustment. The Amendments do not amend the conversion price adjustment provisions in the Articles of Incorporation. The consideration payable in such transactions to the holders of Preferred Stock is to be calculated on an as-converted basis (based on the same conversion price of $17.857 per share of Preferred Stock and subject to the conversion price adjustments set forth in the Articles of Incorporation). Once the mandatory conversion is completed, the Preferred Stock will cease to be outstanding.
The foregoing description is qualified in its entirety by reference to the actual Amendment which is attached to this Form 8-K as Exhibit 3.1

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.
On February 17, 2016, we entered into a new three -year employment agreement with Gregory T. Loewen to serve as President - Publishing Division, President and CEO of Digonex Technologies, Inc., and Chief Strategy Officer, effective March 1, 2016. Mr. Loewen’s annual base compensation is $435,000 for the first year and is subject to the five percent reduction Mr. Loewen previously agreed to for calendar 2016, with annual increases in subsequent years equal to the average percentage merit increase of our other corporate employees. Mr. Loewen’s annual incentive compensation target for each year is 60% of his base compensation, with the actual amount awarded, if any, to be determined by our Compensation Committee. The Company has the right to pay any annual incentive compensation in cash or shares of our Class A common stock. On or about March 1, 2016, Mr. Loewen is to receive an option to acquire 150,000 shares of our Class A common stock, and will subsequently also receive an award of 100,000 restricted shares of our Class A common stock. The option and restricted stock are scheduled to vest upon the completion of the contract term. Mr. Loewen receives an automobile allowance of $1,000 per month and is to be reimbursed for up to $5,000 per year in premiums for life and disability insurance and professional fees related to estate planning. Mr. Loewen has the right to participate in all of our employee benefit plans for which he is otherwise eligible. The agreement is subject to termination by the Company for cause (as defined in the agreement) and by Mr. Loewen for good reason (as defined in the agreement) upon written notice. Mr. Loewen is entitled to certain termination benefits upon disability or death and certain severance benefits.
The description of the employment agreement set forth above is qualified in its entirety by reference to the employment agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.
A Special Meeting of shareholders of Emmis was held on February 17, 2016, to consider and vote upon two proposals relating to amending the terms of the Preferred Stock. The following proposals were voted upon and adopted:

Proposal	Common Stock Votes
	For	Against	Abstain
Add a provision that will cause a mandatory conversion of all issued and outstanding shares of Preferred Stock into Class A Common Stock of the Company at a ratio of 2.80 shares of Class A Common Stock for each share of Preferred Stock, effective as of the fifth business day after any delisting of the Preferred Stock from Nasdaq is effective	64,134,879	63,817	968,603
Change the conversion ratio for optional conversions of shares of Preferred Stock into Class A Common Stock to 2.80 shares of Class A Common Stock for each share of Preferred Stock	64,130,779	77,116	959,404

Proposal	Preferred Stock Votes
	For	Against	Abstain
Add a provision that will cause a mandatory conversion of all issued and outstanding shares of Preferred Stock into Class A Common Stock of the Company at a ratio of 2.80 shares of Class A Common Stock for each share of Preferred Stock, effective as of the fifth business day after any delisting of the Preferred Stock from Nasdaq is effective	668,268	35,949	0
Change the conversion ratio for optional conversions of shares of Preferred Stock into Class A Common Stock to 2.80 shares of Class A Common Stock for each share of Preferred Stock	668,268	35,949	0

Item 8.01.	Other Events.
On August 21 2015, we received a letter from Nasdaq notifying the Company that its Series A Non-Cumulative Convertible Preferred Stock (listed on the Nasdaq Global Select Market under the symbol "EMMSP") (“Preferred Stock”) no longer complies with the requirement under Nasdaq Listing Rule 5460(a)(2) to maintain a minimum Market Value of Publicly Held Shares (as such terms are defined under the Nasdaq Listing Rules, “MVPHS”) of $1 Million. In accordance with Nasdaq Listing Rule 5810(c)(3)(D), the Company had 180 calendar days, or until February 17, 2016, to regain compliance with the MVPHS requirement for its Preferred Stock. On February 18, 2016, we received notice from Nasdaq that the Preferred Stock had not timely regained compliance with the MVPHS and will be delisted. Nasdaq rules permit the Company to appeal the delisting determination to a Nasdaq hearings panel by filing a notice of appeal within seven days. However, the Company will not be seeking such an appeal. Thus, as Nasdaq has informed us, trading in the Preferred Stock will be suspended upon the opening of business on February 29, 2016 Thereafter, Nasdaq will file a Form 25-NSE with the SEC to formally delist the Preferred Stock. Nasdaq has not specified the date on which the Form 25-NSE will be filed.
Given the amendments to the terms of the Preferred Stock effective February 17, 2016, any holder of Preferred Stock may voluntarily convert shares of Preferred Stock into Class A Common Stock at a conversion ratio of 2.80 shares of Class A Common for each share of Preferred Stock. Any shareholders wishing to voluntarily convert their Preferred Stock should contact their broker or our transfer agent, American Stock Transfer & Trust Company (www.amstock.com). Additionally, upon the fifth business day after the filing of the Form 25-NSE by Nasdaq, all outstanding shares of Preferred Stock will be automatically converted into shares of Class A Common Stock at the same 2.80 conversion ratio.

Note to this Form 8-K: Certain statements included in this report which are not statements of historical fact, including but not limited to those identified with the words “expect,” “will” or “look” are intended to be, and are, by this Note, identified as “forward-looking statements,” as defined in the Securities and Exchange Act of 1934, as amended. Such statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future result, performance or achievement expressed or implied by such forward-looking statement. Such factors include, among others:

•	general economic and business conditions;

•	fluctuations in the demand for advertising and demand for different types of advertising media;

•	our ability to service our outstanding debt;

•	competition from new or different media and technologies;

•	loss of key personnel;

•
increased competition in our markets and the broadcasting industry, including our competitors changing the format of a station they operate to more directly compete with a station we operate in the same market;

•	our ability to attract and secure programming, on-air talent, writers and photographers;

•	inability to obtain (or to obtain timely) necessary approvals for purchase or sale transactions or to complete the transactions for other reasons generally beyond our control;

•	increases in the costs of programming, including on-air talent;

•	fluctuations in the market price of publicly traded or other securities;

•	new or changing regulations of the Federal Communications Commission or other governmental agencies;

•	enforcement of rules and regulations of governmental and other entities to which the Company is subject;

•	changes in radio audience measurement methodologies;

•	war, terrorist acts or political instability; and

•	other factors mentioned in documents filed by the Company with the Securities and Exchange Commission.

Emmis does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Description
3.1	Amended and Restated Exhibit A to the Second Amended and Restated Articles of Incorporation of Emmis Communications Corporation.
10.1	Employment Agreement with Gregory T. Loewen, effective March 1, 2016

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EMMIS COMMUNICATIONS CORPORATION
Date: February 18, 2016
	By:	/s/ J. Scott Enright
J. Scott Enright, Executive Vice President,
General Counsel and Secretary